Exhibit (3)(k)
       Second Amendment dated April 12, 2001 to Participation Agreement -
                       Variable Insurance Products Fund II

                   SECOND AMENDMENT TO PARTICIPATION AGREEMENT


Western Reserve Life Assurance Co. of Ohio, Variable Insurance Products Fund II and Fidelity Distributors Corporation hereby amend the Participation Agreement ("Agreement") dated June 14, 1999, as amended, by doing the following:

         The Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Amended Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of April 12, 2001.


WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

By:      /s/ Priscilla I. Hechler
Name:    Priscilla I. Hechler
Title:   Assistant Vice President and Assistant Secretary


VARIABLE INSURANCE PRODUCTS FUND II

By:      /s/ Robert C. Pozen
         Robert C. Pozen
         Senior Vice President


FIDELITY DISTRIBUTORS CORPORATION

By:      /s/ Mike Kellogg
         Mike Kellogg
         Executive Vice President


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                                   Schedule A
                                   ----------
                   Separate Accounts and Associated Contracts
                   ------------------------------------------

Name of Separate Account and                 Policy Form Numbers of Contracts
Date Established by Board of Directors       Funded By Separate Account
--------------------------------------       ---------------------------------

WRL Series Life Account (est. July 16, 1985)
-------------------------------------------

Product:                                     Form Number:
WRL Freedom Equity Protector (FEP)           VLB.01.07.89
WRL Freedom Financial Builder (FFB)          VL03
WRL Freedom Elite                            VL90
WRL Freedom Navigator
         Single Life Product                 VL10
         Joint Second-to-Die Product         VL20
WRL Freedom SP Plus                          VLS.03-02.90
WRL Freedom Wealth Protector                 JLS01
WRL Freedom Elite Builder                    LB02

WRL Series Annuity Account (est. April 12, 1988)
------------------------------------------------

Product:                                     Form Number:
WRL Freedom Attainer                         VA00010 w/Schedule Page VA00010-A
WRL Freedom Bellwether                       VA00010 w/Schedule Page VA00010-B
WRL Freedom Conqueror                        VA00010 w/Schedule Page VA00010-C
WRL Freedom Variable Annuity                 VA.02.06.88
WRL Freedom Wealth Creator                   VA16
WRL Freedom Enhancer                         VA25
WRL Freedom Premier                          WL18
WRL Freedom Access                           WL17